                                                                   EXHIBIT 99.1


                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement made this ___ day of _________, 2001, between Middlefield Banc Corp., an Ohio corporation (the "Corporation") and ________________________, a director, officer, employee, agent or representative (as hereinafter defined) of the Corporation (the "Indemnitee").

                                    RECITALS:

         A. The Corporation and the Indemnitee are each aware of the exposure to litigation of officers, directors, employees, agents and representatives of the Corporation as such persons exercise their duties to the Corporation;

         B. The Corporation and the Indemnitee are also aware of conditions in the insurance industry that have affected and may continue to affect the Corporation's ability to obtain appropriate liability insurance on an economically acceptable basis;

         C. The Corporation desires to continue to benefit from the services of highly qualified, experienced and otherwise competent persons such as the Indemnitee;

         D. The Indemnitee desires to serve or to continue to serve the Corporation as a director, officer, employee, or agent or as a director, officer, employee, agent, or trustee of another corporation, joint venture, trust or other enterprise in which the Corporation has a direct or indirect ownership interest, for so long as the Corporation continues to provide, on an acceptable basis, adequate and reliable indemnification against certain liabilities and expenses that may be incurred by the Indemnitee.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. INDEMNIFICATION. Subject to the exclusions contained in Section 9 of this Agreement, the Corporation shall indemnify the Indemnitee with respect to his activities as a director, officer, employee or agent of the Corporation and/or as a person who is serving or has served at the request of the Corporation ("representative") as a director, officer, employee, agent or trustee of another corporation, joint venture trust or other enterprise, domestic or foreign, in which the Corporation has a direct or indirect ownership interest (an "affiliated entity") against expenses (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him ("Expenses") in connection with any claim against Indemnitee that is the subject of any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal (a "Proceeding"), to which Indemnitee was, is or is threatened to be made a party by reason of facts which include Indemnitee's being or having been such a director, officer, employee, agent or representative, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

         (a) The benefits provided by the Corporation's Second Amended and Restated Articles of Incorporation ("Articles") or Regulations, or the Articles of Incorporation/Association or Code of Regulations/Bylaws of an affiliated entity of which the Indemnitee serves as a representative, in each case as in effect on the date hereof;

         (b) The benefits provided by the Corporation's Articles or Regulations, or the Articles of Incorporation/Association or Code of Regulations/Bylaws of an affiliated entity of which the Indemnitee serves as a representative, in each case as in effect at the time Expenses are incurred by the Indemnitee;

         (c) The benefits allowable under Ohio law in effect at the date hereof;

         (d) The benefits allowable under the law of the jurisdiction under which the Corporation exists at the time Expenses are incurred by the Indemnitee;

         (e) The benefits available under any liability insurance obtained by the Corporation in effect at the date hereof;

         (f) The benefits available under any liability insurance obtained by the Corporation in effect at the time Expenses are incurred by the Indemnitee; and

         (g) Such other benefits as are or may be otherwise available to Indemnitee.

         Combination of two or more of the benefits provided by (a) through (g) shall be available to the extent that the Applicable Document (as hereafter defined) does not require that the benefits provided therein be exclusive of other benefits. The document or law providing for the benefits listed in items
(a) through (g) above is called the "Applicable Document" in this Agreement. Corporation hereby undertakes to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under item (a) through (g) above.

         For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans for employees of the Corporation or of any affiliated entity, without regard to ownership of such plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner consistent with the standards required for indemnification by the Corporation under the Applicable Documents.

         2. INSURANCE. The Corporation shall maintain liability insurance for so long as Indemnitee's services are covered hereunder, provided and to the extent that such insurance is available on a basis acceptable to the Corporation. However, the Corporation agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Corporation; but payments made to Indemnitee under an insurance policy obtained or retained by the Corporation shall reduce the obligation of the Corporation to make payments hereunder by the amount of the payments made under any such insurance policy.

         3. PAYMENT OF EXPENSES. At Indemnitee's request, after receipt of written notice under Section 5 hereof and an undertaking in the form of Exhibit A attached hereto by or on behalf of Indemnitee to repay such amounts so paid on Indemnitee's behalf if it shall ultimately be determined under the Applicable Document that Indemnitee is not entitled to be indemnified by the Corporation for such Expenses, the Corporation shall pay the Expenses as and when incurred by Indemnitee. That portion of Expenses representing attorneys' fees and other costs incurred in defending any proceeding shall be paid by the Corporation within 30 days after the Corporation receives the request and reasonable documentation evidencing the amount and nature of the Expenses, subject to its also having received such a notice and undertaking.

         4. ADDITIONAL RIGHTS. The indemnification provided in this Agreement shall not be exclusive of any other indemnification or right to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director, employee, agent or representative as described in Section 1 above with respect to Proceedings relating to or arising out of Indemnitee's acts or omissions during his service in such position. The benefits provided to Indemnitee under this Agreement for the Indemnitee's service as a representative shall be payable if and only if and only to the extent that reimbursement to Indemnitee by the affiliated entity with which Indemnitee has served as a representative, whether pursuant to agreement, applicable law, articles of incorporation or association, by-laws or regulations of the entity, or insurance maintained by such affiliated entity, is insufficient to compensate Indemnitee for Expenses actually incurred and otherwise payable by the Corporation under this Agreement. Any payments in fact made to or on behalf of the Indemnitee directly or indirectly by the affiliated entity with which Indemnitee served as a representative shall reduce the obligation of the Corporation hereunder.

         5. NOTICE TO CORPORATION. Indemnitee shall provide to the Corporation prompt written notice of any Proceeding brought, threatened, asserted or commenced against Indemnitee with respect to which Indemnitee may assert a right to indemnification hereunder; provided, however, that failure to provide such notice shall not in any way limit Indemnitee's rights under this Agreement.

         6. COOPERATION IN DEFENSE AND SETTLEMENT. Indemnitee shall not make any admission or effect any settlement without the Corporation's written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. The Corporation shall not settle any Proceeding to which Indemnitee is a party in a manner that would impose any Expense on Indemnitee without his written consent. Neither Indemnitee nor the Corporation will unreasonably withhold consent to the proposed settlement. Indemnitee and the Corporation shall cooperate to the extent reasonably possible with each other and with the Corporation's insurers in attempts to defend and/or settle such Proceeding.

         7. ASSUMPTION OF DEFENSE. Except as otherwise provided below, the Corporation jointly with any other indemnifying party similarly notified may assume Indemnitee's defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Corporation. After notice from the Corporation to Indemnitee of the Corporation's election to assume such defense, the Corporation will not be liable to Indemnitee under this

Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at Indemnitee's expense unless:

         (a) The employment of counsel by Indemnitee has been authorized by the Corporation;

         (b) Counsel employed by the Corporation initially is unacceptable or later becomes unacceptable to Indemnitee and such unacceptability is reasonable under then existing circumstances;

         (c) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Corporation (or another party being represented jointly with the Corporation) in the conduct of the defense of such Proceeding; or

         (d) The Corporation shall not have employed counsel promptly to assume the defense of such Proceeding,

in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation and subject to payment pursuant to this Agreement. The Corporation shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made either of the conclusions provided for in clauses (b) or (c) above.

         8. ENFORCEMENT. If a dispute or controversy arises under this Agreement between Indemnitee and the Corporation with respect to whether the Indemnitee is entitled to indemnification for any Proceeding or for Expenses incurred, then for each such dispute or controversy the Indemnitee may seek to enforce the Agreement through legal action or, at Indemnitee's sole option and written request, through arbitration. If the Indemnitee requests arbitration, the dispute or controversy shall be submitted by the parties to binding arbitration in the Village of Middlefield, State of Ohio before a single arbitrator agreeable to both parties; provided, however, that indemnification for any claim, issue or matter in a Proceeding brought against Indemnitee by or in the right of the Corporation and as to which Indemnitee is adjudged liable for negligence or misconduct in the performance of his duty to the Corporation shall be submitted to arbitration only to the extent permitted under the Applicable Document and applicable law then in effect. If the parties cannot agree on a designated arbitrator within 15 days after arbitration is requested in writing by the Indemnitee, the arbitration shall proceed in the Village of Middlefield, State of Ohio before an arbitrator appointed by the American Arbitration Association. In either case, the arbitration proceeding shall commence promptly under the rules then in effect of that Association. And the arbitrator agreed to by the parties or appointed by that Association shall be an attorney other than an attorney who has or is associated with a firm having associated with it an attorney who has been retained by or performed services for the Corporation or Indemnitee at any time during the five years preceding commencement of arbitration. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with such legal action or arbitration; provided, however, that the Indemnitee shall not be required to reimburse the Corporation unless the arbitrator or court resolving the dispute determines that Indemnitee acted in bad faith in bringing the action or arbitration.

         9. EXCLUSIONS. Notwithstanding the scope of indemnification available to Indemnitees from time to time under any Applicable Document, no indemnification, reimbursement or payment shall be required of the Corporation hereunder with respect to:

         (a) Any claim or any part thereof as to which Indemnitee shall have been determined by a court of competent jurisdiction, from which no appeal is or can be taken, by clear and convincing evidence, to have acted with deliberate intent to cause injury to the Corporation or with reckless disregard for the best interests of the Corporation;

         (b) Any claim or any part thereof arising under Section 16(b) of the Securities Exchange Act of 1934 pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment;

         (c) Any obligation of Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal gain, profit or advantage to which he was not entitled; or

         (d) Any proceeding initiated by Indemnitee without the consent or authorization of the Board of Directors of the Corporation, provided that this exclusion shall not apply with respect to any claims brought by Indemnitee (1) to enforce his rights under this Agreement or (2) in any Proceeding initiated by another person or entity whether or not such claims were brought by Indemnitee against a person or entity who was otherwise a party to such proceeding.

         Nothing in this Section 9 shall eliminate or diminish Corporation's obligations to advance that portion of Indemnitee's Expenses representing attorneys' fees and other costs incurred in defending any proceeding pursuant to
Section 3 of this Agreement.

         Furthermore, anything herein to the contrary notwithstanding, nothing in this Agreement requires indemnification, reimbursement or payment by the Corporation, and the Indemnitee shall not be entitled to demand indemnification, reimbursement or payment under this Agreement, if and to the extent indemnification, reimbursement or payment constitutes a "prohibited indemnification payment" within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)].

         10. EXTRAORDINARY TRANSACTIONS. The Corporation covenants and agrees that in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving entity, any sale of all or substantially all of the assets of the Corporation or any liquidation of the Corporation (each such event is hereinafter referred to as an "extraordinary transaction"), the Corporation shall:

         (a) Have the obligations of the Corporation under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or

         (b) Otherwise adequately provide for the satisfaction of the Corporation's obligations under this Agreement, in a manner acceptable to Indemnitee.

         11. NO PERSONAL LIABILITY. Indemnitee agrees that neither the directors nor any officer, employee, representative or agent of the Corporation shall be personally liable for the satisfaction of the Corporation's obligations under this Agreement, and Indemnitee shall look solely to the assets of the Corporation for satisfaction of any claims hereunder.

         12. SEVERABILITY. If any provision, phrase or other portion of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination becomes final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

         13. SUBROGATION. If any payments are made under this Agreement, the Corporation shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person vested in the Indemnitee, who shall execute all instruments and take all other actions as shall be reasonably necessary for the Corporation to enforce such rights.

         14. GOVERNING LAW. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

         15. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by certified mail, return receipt requested, with postage prepaid;

         If to the Corporation, to: Middlefield Banc Corp.
                                    15985 East High Street
                                    Middlefield, Ohio  44062-9263
                                          Attention:
                                                    -------------
         If to Indemnitee, to:
                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

or to such other or further address as shall be designated from time to time by the Indemnitee or the Corporation to the other.

         16. TERMINATION. This Agreement may be terminated by either party upon not less than 60 days' prior written notice delivered to the other party, but such termination shall not diminish the obligations of Corporation hereunder with respect to Indemnitee's activities before the effective date of termination.

         17. AMENDMENTS AND BINDING EFFECT. This Agreement and the rights and duties of Indemnitee and the Corporation hereunder may not be amended, modified or terminated except by written instrument signed and delivered by the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                   MIDDLEFIELD BANC CORP.

                                                   By:
                                                      -----------------------

                                                   Its:
                                                      -----------------------


                                                   INDEMNITEE

                                                   --------------------------

                                                                      EXHIBIT A

                               FORM OF UNDERTAKING

         THIS UNDERTAKING has been entered into by ("Indemnitee") pursuant to an Indemnification Agreement dated , 20 (the "Indemnification Agreement"), between Middlefield Banc Corp. (the "Corporation"), an Ohio corporation, and Indemnitee.

                                    RECITALS:

         A. Under the Indemnification Agreement, Corporation has agreed to pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee in connection with any claim against Indemnitee that is the subject of any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, to which Indemnitee was, is or is threatened to be made a party by reason of facts that include Indemnitee's being or having been a director, officer or representative (within the meaning of the Indemnification Agreement) of Corporation;

         B. Such a claim has arisen against Indemnitee and Indemnitee has notified Corporation thereof in accordance with the terms of Section 5 of the Indemnification Agreement (hereinafter the "Proceeding");

         C. Indemnitee believes that Indemnitee should prevail in the Proceeding, and it is in the interest of both Indemnitee and Corporation to defend against the claims against Indemnitee thereunder;

         NOW, THEREFORE, Indemnitee hereby agrees that in consideration of Corporation's advance payment of Indemnitee's Expenses incurred before final disposition of the Proceeding, Indemnitee hereby undertakes to reimburse Corporation for any and all expenses paid by Corporation on behalf of Indemnitee before final disposition of the Proceeding if the Indemnitee is determined under the Applicable Document (within the meaning of the Indemnification Agreement) to be required to repay such amounts to the Corporation under the Indemnification Agreement and applicable law, provided that if Indemnitee is entitled under the Applicable Document to indemnification for some or a portion of such Expenses, Indemnitee's obligation to reimburse Corporation shall only be for those Expenses for which Indemnitee is determined to be required to repay such amounts to the Corporation. Such reimbursement or arrangements for reimbursement by Indemnitee shall be consummated within 90 days after a determination that Indemnitee is required to repay such amounts to the Corporation under the Indemnification Agreement and applicable law.

         Further, the Indemnitee agrees to reasonably cooperate with the Corporation concerning such proceeding.

         IN WITNESS WHEREOF, the undersigned has set his hand this ____ day of ___________, 2001.


                                                   ---------------------------
                                                   Indemnitee